                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              ABINGTON BANCORP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
                                 Not applicable
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                  [INSERT LOGO]

                                                                  April 14, 1999

Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of Abington Bancorp, Inc. to be held on Tuesday, May 18, 1999 at 11:00 a.m., local time, at the Massasoit Community College Conference Center, 770 Crescent Street, Route 27, Brockton, Massachusetts.

         At the Annual Meeting, you will be asked to consider and vote upon the election of a class of four Directors. The Board of Directors has fixed the close of business on Wednesday, March 31, 1999 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting.

         The officers and Directors look forward to greeting you personally at the Annual Meeting. However, whether or not you plan to attend personally and regardless of the number of shares you own, it is important that your shares be represented.

         YOU ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED FOR YOUR CONVENIENCE.

                                             Sincerely,



                                             JAMES P. MCDONOUGH
                                             President and
                                             Chief Executive Officer

                             ABINGTON BANCORP, INC.
                              536 WASHINGTON STREET
                          ABINGTON, MASSACHUSETTS 02351


                                    NOTICE OF
                         ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 18, 1999

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Abington Bancorp, Inc., a Massachusetts bank holding company (the "Company"), will be held at the Massasoit Community College Conference Center, 770 Crescent Street, Route 27, Brockton, Massachusetts, on Tuesday, May 18, 1999, beginning at 11:00 a.m., local time, for the following purposes:

         1.       To elect a class of four Directors of the Company; and

         2. To transact such further business as may properly come before the Annual Meeting, or any adjournment or adjournments thereof.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE NOMINEES FOR DIRECTOR LISTED IN THE ACCOMPANYING PROXY STATEMENT.

         The Board of Directors has fixed the close of business on March 31, 1999 as the record date for determining the stockholders of the Company entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. Accordingly, only stockholders of record on such date are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

                                 By Order of the Board of Directors




                                 Lewis J. Paragona, Clerk

Abington, Massachusetts
April 14, 1999



                                    IMPORTANT

         EVEN THOUGH YOU MAY PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, SIGN, AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING AND DESIRE TO WITHDRAW YOUR PROXY AND VOTE IN PERSON, YOU MAY DO SO.

                             ABINGTON BANCORP, INC.

                               PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON TUESDAY, MAY 18, 1999

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Abington Bancorp, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Massasoit Community College Conference Center, 770 Crescent Street, Route 27, Brockton, Massachusetts, on Tuesday, May 18, 1999, beginning at 11:00 a.m., local time, and at any adjournments thereof.

         This Proxy Statement and the accompanying Notice and Proxy are first being mailed to stockholders of the Company on or about April 14, 1999 in connection with the solicitation of proxies for the Annual Meeting. The Board of Directors has fixed the close of business on Wednesday, March 31, 1999 as the record date for the Annual Meeting (the "Record Date"). Only stockholders of record as of the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. The holders of the Common Stock on the Record Date will be entitled to one vote for each share held of record upon each matter properly submitted to the Annual Meeting or any adjournments thereof. On the Record Date, there were 3,347,300 shares of the Company's common stock, $.10 par value per share (the "Common Stock"), issued, outstanding and entitled to vote at the Annual Meeting and approximately 810 holders of record of Common Stock.

         The presence, in person or by proxy, of at least a majority in interest of all Common Stock issued, outstanding and entitled to vote is necessary to constitute a quorum for transaction of business at the Annual Meeting. The affirmative vote of the holders of a plurality of the Common Stock present and voting, in person or by proxy, is required to elect each of the nominees for Director. Any abstentions or broker nonvotes will count as "present" toward formation of a quorum for transaction of business at the Annual Meeting. Assuming the presence of a quorum, abstentions and broker nonvotes will have no effect on the outcome of any of the matters voted upon at the Annual Meeting. Votes will be tabulated by the Company's transfer agent, Registrar & Transfer Company.

         Stockholders of the Company are requested to complete, date, sign and promptly return the accompanying form of proxy in the enclosed envelope. Properly executed proxies received by the Company and not revoked will be voted at the Annual Meeting in accordance with the instructions contained therein. If instructions are not given in such proxies, they will be voted FOR the election of the four nominees for Director listed in this Proxy Statement.

         Any properly completed proxy may be revoked at any time before the commencement of voting on any matter at the Annual Meeting or any adjournment thereof by giving written notice of revocation to the Clerk of the Company (536 Washington Street, Abington, Massachusetts 02351), or by signing and duly delivering a proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy.

                ANNUAL REPORT TO STOCKHOLDERS; OTHER INFORMATION

         The Company's Annual Report to Stockholders for the fiscal year ended December 31, 1998 accompanies this Proxy Statement, but is not incorporated herein and is not to be deemed a part hereof.

         COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998 (EXCLUDING EXHIBITS) ARE AVAILABLE WITHOUT CHARGE UPON REQUEST. SUCH REQUESTS SHOULD BE DIRECTED TO ROBERT M. LALLO, TREASURER, ABINGTON BANCORP, INC., P.O. BOX 2006, ABINGTON, MASSACHUSETTS 02351, (781) 982-3200.

                                     GENERAL

         Abington Bancorp, Inc. is the holding company for Abington Savings Bank (the "Bank").

                       PROPOSAL 1 - ELECTION OF DIRECTORS

         The Board of Directors of the Company consists of 11 members and is divided into three classes, two of which have four members and one of which has three members. Directors serve for three-year terms with one class of Directors being elected by the Company's stockholders at each annual meeting.

         Pursuant to the Company's By-laws, the Board of Directors acted as a nominating committee for selecting nominees for election as Directors. The Board has nominated James P. McDonough, Gordon N. Sanderson, James J. Slattery and Wayne P. Smith as Directors for a three-year term. Each of the nominees is currently serving as a Director of the Company.

         Unless authority is withheld, proxies in the accompanying form will be voted FOR the election of the four nominees, to hold office until the 2002 annual meeting of stockholders or special meeting in lieu thereof and until their respective successors are elected and qualified. If the proxy withholds authority to vote for one or more nominees for Director, the stockholder's instructions will be followed.

         The Company has no reason to believe that any of the nominees will not be able to serve. In the event that any nominee is unable to serve at the time of the election, the shares represented by the proxy will be voted for the other nominees and may be voted for a substitute for that nominee.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE FOUR NOMINEES FOR DIRECTOR LISTED IN THIS PROXY STATEMENT.

INFORMATION REGARDING NOMINEES AND DIRECTORS

         The following table sets forth certain information (as of April 14, 1999) regarding the current Directors and the nominees for Director of the
Company:


                                                                                             Term as
                                                                                             Director
                                                                  Director                    Will
            Name                          Age                      Since*                     Expire
 ----------------------------       ----------------        ------------------        ---------------------

     Bruce G. Atwood                       61                       1978                       2001
     William F. Borhek                     60                       1980                       2000
     Ralph B. Carver, Jr.                  71                       1980                       2001
     Joel S. Geller                        58                       1982                       2001
     Rodney D. Henrikson                   63                       1973                       2000
     A. Stanley Littlefield                73                       1985                       2000
**   James P. McDonough                    48                       1990                       1999
     Jay Timothy Noonan                    56                       1975                       2001
**   Gordon N. Sanderson                   65                       1985                       1999
**   James J. Slattery                     62                       1973                       1999
**   Wayne P. Smith                        60                       1973                       1999


---------------
footnotes on next page

* Includes service as a trustee of the Bank prior to its conversion from mutual to stock form in 1986 (the "Conversion") and as director of the Bank from the date of the Conversion to the establishment of the Company as the holding company of the Bank on January 31, 1997. All Directors of the Company are also Directors of the Bank.

**     Nominees for Director.

         The principal occupation and business experience during at least the last five years of each Director and nominee is as follows:

         BRUCE G. ATWOOD has been Vice President-Operations and Treasurer of Hyer Industries, Inc., a manufacturer of industrial scales, since 1978.

         WILLIAM F. BORHEK has been President of Wm. F. Borhek Insurance Agency, Inc., a general insurance agency, since 1964.

         RALPH B. CARVER, JR. has been President, Treasurer and a director of Den-Lea Rental, Inc., a truck leasing company, since 1979.

         JOEL S. GELLER is the owner-manager and a director of Abington Liquors Corp., a retail liquor store.

         RODNEY D. HENRIKSON has been Treasurer of Henrikson Realty Corp., a real estate company, since 1986. He was Treasurer of Henrikson's Dairy, Inc., a food processing and distribution company, from 1982 through 1984 and President from 1984 through 1986.

         A. STANLEY LITTLEFIELD is an attorney in private practice in Rockland, Massachusetts. He was formerly District Attorney of Plymouth County.

         JAMES P. MCDONOUGH has been President and Chief Executive Officer of the Company since its incorporation on October 15, 1996. Mr. McDonough has also served as President and Chief Executive Officer of the Bank since August 1991. Previously, he served as President and Chief Operating Officer of the Bank from November 1990 to August 1991 and Senior Vice President-Lending of the Bank from December 1987 to November 1990. Mr. McDonough was also Vice President-Regional Manager of GEM Mortgage Corporation of North America from 1983 to 1987. Mr. McDonough is a graduate of Massasoit Community College and Boston State College.

         JAY TIMOTHY NOONAN has been with J. P. Noonan Trans., Inc., an interstate hauler, in a management capacity since 1968 and is currently Chief Financial Officer. Mr. Noonan was also President of Rourke Coal and Oil Co. from 1960 to 1989.

         GORDON N. SANDERSON has been retired since 1991. From 1970 to 1991, he was Vice President-Sales of B & W Press, Inc., a specialty printing company.

         JAMES J. SLATTERY has been President of J. H. Slattery Insurance Agency, Inc., Abington, Massachusetts, an independent insurance agency, since 1958.

         WAYNE P. SMITH is Treasurer and a director of Suburban Enterprises Inc., Abington, Massachusetts, a sales and marketing firm.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

         For the year ended December 31, 1998, the Company's Board of Directors met ten times and the Bank's Board of Directors met 14 times. Each incumbent Director attended at least 75% of all meetings of the Company's Board and the Bank's Board and any committees thereof of which he was a member.

         The Board of Directors has an Executive Committee, an Audit Committee and a Compensation Commit-

tee, but does not have a nominating committee or another committee performing a similar function.

         The Executive Committee, of which Messrs. Atwood, McDonough, Henrikson, Geller and Slattery are members, is the primary operating committee of the Board of Directors and is vested with the authority of the Board in most matters, except those powers which by law may not be delegated. The Executive Committee also serves as the Executive Committee of the Bank's Board. During 1998, the Executive Committee met 27 times.

         The Audit Committee, which is comprised of Messrs. Sanderson, Noonan and Borhek, is responsible for recommending the selection of the Company's independent certified public accountants, reviewing the scope of the annual examination of the Company's financial statements, reviewing the report of the independent certified public accountants, reviewing the independent certified public accountants' recommendations to management concerning auditing, accounting and tax issues, aiding the Board in discharging its responsibility in financial reporting and related matters and reviewing the services and fees of the independent certified public accountants. The Audit Committee also serves as the Audit Committee of the Bank's Board. During 1998, the Audit Committee met four times.

         The Compensation Committee, of which Messrs. Carver, Atwood and Smith are members, reviews and establishes salaries and other compensation of certain officers and employees of the Company and its subsidiaries, and administers the Company's stock option plan and recommends to the Board of Directors the granting of stock options to employees eligible thereunder. The Compensation Committee also serves as the Compensation Committee of the Bank's Board. The Compensation Committee met five times during 1998.

         The Board of Directors of the Company nominates candidates for election as Directors. In accordance with the Company's By-laws, the Board will consider nominees recommended by a stockholder of the Company, provided that the stockholder notifies the Clerk of the Company of the proposed nominee in writing, setting forth certain required information regarding the nominee. Such notification must be made in a timely manner, as set forth in the By-laws. To be timely, such notice must be received by the Company not less than 60 nor more than 150 days prior to the scheduled date of the annual meeting of stockholders, or, if less than 70 days' notice or prior public disclosure of the date of the meeting is given or made, within 10 days of public disclosure of the date of the annual meeting. The Board may reject any stockholder nomination that is not timely made or does not otherwise satisfy the requirements of the Company's By-laws.

         The Bank also maintains a Community Reinvestment Act ("CRA") Committee, of which Messrs. Smith, Noonan and Littlefield are members. John R. Sylva, Senior Vice President, Consumer Banking Division of the Bank and Mario A. Berlinghieri, Senior Vice President, Business Banking Division of the Bank chaired the committee during 1998. Other Bank employees also serve on this committee. The CRA Committee reviews the Bank's policy with respect to the Community Reinvestment Act and establishes the Bank's goals and guidelines in this area. The CRA Committee met four times during 1998.

COMPENSATION OF DIRECTORS

         During the year ended December 31, 1998, Directors received $550 for each Bank Board meeting that they attended. Members of the Executive Committee received an annual fee of $6,825. Members of the Audit

Committee received $425 and members of all other committees received $350 for each committee meeting that they attended during the year. Members of the Board who are employees of the Company or the Bank do not receive these fees. Directors do not receive additional fees for attendance at meetings of the Company's Board that are held immediately prior to or after a Bank Board meeting.

         In each of February 1998 and 1999, the Company granted options to purchase 2,000 shares of Common Stock under the Company's 1997 Incentive and Nonqualified Stock Option Plan to each non-employee Director pursuant to the Company's Long Term Performance Incentive Plan, which is described in this proxy statement under the heading "Compensation Committee Report."

         Effective July 1, 1998, pursuant to the Company's Deferred Stock Compensation Plan, non-employee Directors of the Company or any of its subsidiaries may elect to defer payment of compensation for service as a Director. Directors who elect to defer compensation are awarded stock units ("Stock Units") in lieu of cash compensation for each Board and committee meeting attended (other than Executive Committee meetings), and in lieu of quarterly cash payments for service on the Executive Committee. For each dollar of cash compensation foregone, Directors receive a fraction of a Stock Unit equal to one divided by $18.75, the fair market value of the Common Stock calculated as of July 1, 1998. Each Stock Unit represents one share of the Company's Common Stock.

                                   MANAGEMENT

EXECUTIVE OFFICERS

         The names and ages of all executive officers of the Company and the Bank as of April 14, 1999 and the principal occupation and business experience during at least the last five years for each are set forth below:

         JAMES P. MCDONOUGH. For biographical information concerning Mr. McDonough, see "Election of Directors - Information Regarding Directors and Nominees" above.


         MARIO M. BERLINGHIERI has been Senior Vice President - Business Banking Division of the Bank since January 29, 1996. Prior to that date, he served as Program Manager of the Executive Office of Communities & Development for The Commonwealth of Massachusetts in 1995; Vice President and Senior Risk Manager of Fleet Bank of Massachusetts in charge of commercial portfolio approval from 1992 to 1994; and Regional Manager - Boston Small Business Lending for Bank of New England from 1990 to 1992. Mr. Berlinghieri is a graduate of Suffolk University with a B.S.B.A. degree in Banking/Finance and an M.B.A. in Business Administration. Mr. Berlinghieri is 49 years old.

         ROBERT M. LALLO has been Treasurer of the Company and Senior Vice President - Treasurer and Chief Financial Officer of the Bank since June 1997. Prior to that date, he served as Vice President and Treasurer since he joined the Bank in October 1993 until June 1997. Previously, he held various positions, including Audit Manager, with Arthur Andersen & Co., currently known as Arthur Andersen LLP, from July 1986 to October 1993. Mr. Lallo is a graduate of Boston College with degrees in both Accounting and Finance and is a Certified
Public Accountant.  Mr. Lallo is 34 years old.

         JOHN R. SYLVA was named Senior Vice President -- Consumer Banking Division of the Bank in May 1998. Prior to May 1998, he served as Vice President -- Private Banking Division and also Senior Vice President -- Community Banking Division with BayBank from 1985 to 1996. Prior to that, he served as Senior Vice President and Marketing Director of BayBank from 1982 to 1985. Mr. Sylva has an M.B.A. from Suffolk University and an undergraduate degree from Boston College. Mr. Sylva is 50 years old.

         KEVIN M. TIERNEY has been Executive Vice President of the Company since November 1998. Prior to that date, he served as Executive Vice President/General Manager for the Consumer Network Services Unit of

Electronic Data Systems' electronic markets strategic business line, overseeing all operations for the Unit from October 1997 to November 1998. From 1986 to October 1997, Mr. Tierney served as a Senior Vice President and Chief Information Officer for Salem Five Cents Savings Bank. Prior to that, from 1983 to 1986, he served as Regional Business Manager for the Electronic Financial Services Division of Automatic Data Processing. Mr. Tierney has a B.S. degree in Business Administration from Merrimack College. Mr. Tierney is 39 years old.

         All executive officers of the Company and the Bank hold office until the first meeting of the Board of Directors following the annual meeting of stockholders or special meeting in lieu thereof and until their successors are chosen and qualified, unless a shorter term is specified in the vote appointing them. Officers may generally be removed from office by vote of two-thirds of the Board of Directors.

EXECUTIVE COMPENSATION

         Summary Compensation Table. The following Summary Compensation Table sets forth certain information regarding compensation paid or accrued by the Company and the Bank with respect to the Chief Executive Officer and the Company's and the Bank's most highly compensated officers other than the Chief Executive Officer who served as officers at the end of fiscal 1998 and whose annual compensation exceeded $100,000 for fiscal 1998.

                           SUMMARY COMPENSATION TABLE


                                                                                       LONG TERM     ALL OTHER(1)
                                                      ANNUAL COMPENSATION            COMPENSATION    COMPENSATION
                                              -------------------------------------  ------------    ------------
NAME AND                          FISCAL                                                OPTION
PRINCIPAL POSITION                YEAR        SALARY(2)       BONUS(3)     OTHER(4)     GRANTS
------------------                ------      ---------       --------     --------     -------
James P. McDonough                1998        $249,505        $46,980                    10,000         $15,713
  President and Chief             1997         223,080         56,885                    10,000          15,642
  Executive Officer of the        1996         202,800         47,315                    10,000          10,930
  Company and the Bank

Robert M. Lallo                   1998          96,537         17,929                     7,000           7,702
  Treasurer of the Company,       1997          78,885         21,770                         0           7,043
  Senior Vice President -         1996          68,640         10,687                         0           4,058
  Treasurer and Chief Fin-
  ancial Officer of the Bank

Mario A. Berlinghieri             1998          95,336         17,302                     7,000           7,662
  Senior Vice President -         1997          88,400         21,393                     6,000           8,178
  Business Banking                1996          85,000         13,770                         0             523
  Division of the Bank


---------------

(1) Includes life insurance premiums of $1,317, $671 and $194 in 1998 for Messrs. McDonough, Berlinghieri and Lallo, respectively. Also includes allocation of shares of Common Stock to employees under the Company's Employee Stock Ownership Plan (the "ESOP"). The dollar value of the Company's ESOP contributions in 1998 for Messrs. McDonough, Berlinghieri and Lallo was $14,396, $6,991 and $7,508, respectively.

(2) Represents gross salary prior to deduction for employee's voluntary 401(k) contribution; the Company did not provide matching 401(k) contributions.

(3) Bonuses are reported for the year they were earned, even if paid in the subsequent year.

(4) Perquisites and other personal benefits paid to each officer included in the Summary Compensation Table in each instance aggregated less than 10% of the total annual salary and bonus set forth in the columns entitled "Salary" and "Bonus" for each officer, and accordingly, are omitted from the table as permitted by the rules of the Securities and Exchange Commission.

         OPTION GRANTS TABLE. The following Option Grants Table sets forth certain information regarding stock options granted during the fiscal year ended December 31, 1998 by the Company to the executive officers named in the Summary Compensation Table.

                                         OPTION GRANTS IN LAST FISCAL YEAR


                                                                                                  POTENTIAL
                                                                                              REALIZABLE VALUE
                                                        INDIVIDUAL GRANTS                        AT ASSUMED
                                          ---------------------------------------------        ANNUAL RATES OF
                                           PERCENT OF                                            STOCK PRICE
                                          TOTAL OPTIONS      EXERCISE                         APPRECIATION FOR
                                           GRANTED TO        PRICE PER                         OPTION TERM (2)
                             OPTIONS      EMPLOYEES IN         SHARE        EXPIRATION      --------------------
         NAME                GRANTED       FISCAL YEAR       ($/SH)(1)          DATE           5%          10%
         ----                -------       -----------       ---------      -----------      ------       -----
James P. McDonough            10,000         17.2%           $20.75          2/24/08       $131,500       $330,700

Mario A. Berlinghieri          7,000         12.1             20.75          2/24/08         91,350        231,490

Robert M. Lallo                7,000         12.1             20.75          2/24/08         91,350        231,490


---------------

(1) Stock options were granted under the Company's 1997 Stock Option Plan at an exercise price equal to the fair market value of the Company's Common Stock on the date of the grant. The stock options expire ten years from the date of grant. As provided in the Company's Long Term Performance Incentive Plan, options may not be exercised until the fair market value (as defined in option agreements) is at least 120% of the exercise price per share for thirty consecutive business days or upon the ninth anniversary of the date of grant.

(2) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation of the Company's Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Company's estimates of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and sale of the shares and the future performance of the Company's Common Stock. There can be no assurances that the rates of appreciation assumed in this table can be achieved or that the amounts shown will be received by the individuals.

         FISCAL YEAR-END OPTION TABLE. The following Fiscal Year-End Option Table sets forth certain information regarding stock options exercised during the fiscal year ended December 31, 1998 and stock options held as of December 31, 1998 by the executive officers named in the Summary Compensation Table.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES


                                                                                              VALUE OF UNEXERCISED
                                 SHARES                       NUMBER OF UNEXERCISED           IN-THE-MONEY OPTIONS
                                ACQUIRED                   OPTIONS AT FISCAL YEAR-END         AT FISCAL YEAR-END(1)
                                   ON          VALUE      ---------------------------    -----------------------------
    NAME                        EXERCISE     REALIZED     EXERCISABLE   UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
    ----                        --------     --------     -----------   -------------    -----------     -------------
James P. McDonough                   0              0        120,000         10,000       $1,124,375                 0
Mario M. Berlinghieri                0              0          6,000          7,000                0                 0
Robert M. Lallo                  1,600        $26,600          5,400          7,000           42,144                 0


---------------

(1) Value is based on the last sales price of Common Stock of $13.875 on December 31, 1998, as reported by The Nasdaq Stock Market National Market System, less the applicable option exercise price. These values have not been and may never be realized. Actual gains, if any, on exercise will depend on the value of the Common Stock on the date of the sale of the shares underlying the options.

COMPENSATION COMMITTEE REPORT

         The Compensation Committee of the Board is currently composed of three Directors, Messrs. Carver, Atwood and Smith. Mr. Slattery replaced Mr. Littlefield as a member of the Compensation Committee on May 28, 1998, and Mr. Atwood replaced Mr. Slattery on October 22, 1998. The Compensation Committee administers the 1997 Stock Option Plan. This Committee is charged with the responsibility of reviewing and approving executive officers' compensation and recommending all discretionary grants of stock options under the Company's stock option plan. The following describes the compensation programs in effect during fiscal 1998.

COMPENSATION POLICY

         The Company's compensation policies are designed to pay executives an annual salary that is industry competitive and an annual bonus that is based both on the performance of the Company (as compared to its annual business plan as well as a selected peer group) and on individual goals established for each of the executives for the fiscal year. The Company also has longer term incentives based on stock options. All three components of compensation are reviewed by the Committee to ensure salaries remain competitive, bonuses reward performance and stock options provide continued incentives.

         Salaries for executive officers are based on the duties and responsibilities of the position held by the executive compared with executive officers of other companies in the industry. Salaries are reviewed and established annually. Various industry salary surveys are reviewed in establishing the new compensation. The Chief Executive Officer prepares a performance review, including an assessment of prior-year performance, for each executive officer, then communicates this information to the Compensation Committee. Based on this information and its performance review of the Chief Executive Officer, which is based on its assessment of the degree to which the Chief Executive Officer accomplished pre-established strategic and financial goals, the Compensation Committee makes recommendations to the Board of Directors, which establishes annual executive salaries for the next year.

         Executive officers and key management employees of the Company and the Bank participate in the Company's Management Incentive Compensation Program (the "Bonus Plan"). Payments under the Bonus Plan are contingent on the Company meeting its strategic and operational objectives for the fiscal year. Bonuses may be awarded for the achievement of the Company's financial performance goals and an individual participant's objectives. Bonus awards are determined by a defined formula; factors considered in this formula include financial performance of the Company, evaluation of achievement of strategic and/or operational goals and unit profitability, and Company performance compared to a peer group on both a return-on-assets and a return-on-equity basis. Based on the extent to which the Company achieves those objectives, participants, depending on the Bonus Plan group, may receive from 15% to 30% of base salary. The Committee reviews both individual and Company goals annually. However, the Board of Directors has final authority with respect to all bonus awards. Approximately 18.4% of the Company's compensation to executives of the Company and the Bank in fiscal 1998 was in the form of bonuses.

         On March 27, 1997, the Board of Directors of the Company adopted a Long Term Performance Incentive Plan (the "LTIP") as an incentive for executive management and members of the Board of Directors to build long-term shareholder value. The LTIP replaces a similar plan previously adopted by the Bank. The LTIP provides a mechanism for granting options under the Company's option plan. In February 1999, options to purchase 48,083 shares of Common Stock were granted to members of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, and eligible Division Heads of the Company and the Bank based on achievement of the Bank's business plan for 1998. Such options become exercisable after the fair market value per share of the Common Stock exceeds 120% of the exercise price for a period of 30 consecutive business days, upon the ninth anniversary of the date of grant or upon a change of control of the Company. Thus, no benefit will accrue to the executive or key employee from the stock option grant until the Common Stock appreciates by at least 20%.

CHIEF EXECUTIVE OFFICER COMPENSATION

         Mr. McDonough's salary, bonus and stock options are determined by the Compensation Committee substantially in accordance with the policies described above relating to all executives of the Company.


                                                  COMPENSATION COMMITTEE

                                                  Ralph B. Carver, Jr.
                                                  Bruce G. Atwood
                                                  Wayne P. Smith, Chairman


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Ralph B. Carver, A. Stanley Littlefield, James J. Slattery, Bruce G. Atwood and Wayne P. Smith served on the Compensation Committee during fiscal 1998. Mr. Slattery replaced Mr. Littlefield as a member of the Compensation Committee on May 28, 1998, and Mr. Atwood replaced Mr. Slattery on October 22, 1998. Persons serving on the Compensation Committee had no relationships with the Company other than their relationship to the Company as Directors entitled to the receipt of standard compensation as Directors and members of certain committees of the Board and their relationship to the Company as stockholders, except as described below under "Certain Transactions with Management and Others". No person serving on the Compensation Committee or on the Board of Directors of the Company is an executive officer of another entity for which an executive officer of the Company or the Bank serves on the board of directors or on that entity's compensation committee.

                                PERFORMANCE GRAPH

         The following Performance Graph compares the performance of the Company's cumulative stockholder return with that of a broad market index (the S&P 500 Index) and a published industry index (the Keefe, Bruyette & Woods New England Bank Index) for each of the most recent five fiscal years. The cumulative stockholder return for shares of Common Stock and each of the indices is calculated assuming that $100 was invested on December 31, 1993. The performance of the indices is shown on a total return (dividends reinvested) basis. The graph lines merely connect year-end dates and do not reflect fluctuations between those dates.



                    COMPARISON OF FIVE-YEAR CUMULATIVE RETURN








                     INDEX OF TOTAL RETURN (12/31/93 = 100)


-------------------------------------------------------------------------------------------------------------------
                      S&P 500             KBW NEW ENGLAND                 ABBK                    PRICE PLUS
   DATE                INDEX                BANK INDEX                  INDEXED              CUMULATIVE DIVIDENDS
-------------------------------------------------------------------------------------------------------------------
 12/31/93             100.00                  100.00                     100.00                     $5.750
 3/31/94               96.24                  105.19                     104.13                     $5.988
 6/30/94               96.65                  123.93                     136.79                     $7.866
 9/30/94              101.38                  118.33                     135.47                     $7.790
 12/31/94             101.36                  100.67                     107.49                     $6.181
-------------------------------------------------------------------------------------------------------------------
 3/31/95              111.19                  113.03                     116.45                     $6.696
 6/30/95              121.77                  128.41                     136.38                     $7.842
 9/30/95              131.42                  146.93                     144.04                     $8.282
 12/31/95             139.31                  157.13                     157.42                     $9.052
-------------------------------------------------------------------------------------------------------------------
 3/31/96              146.78                  157.45                     146.93                     $8.448
 6/30/96              153.35                  167.00                     143.25                     $8.237
 9/30/96              158.05                  187.66                     161.51                     $9.287
 12/31/96             171.21                  217.03                     182.19                    $10.476
-------------------------------------------------------------------------------------------------------------------
 3/31/97              175.83                  225.37                     197.14                    $11.336
 6/30/97              206.46                  270.80                     240.32                    $13.819
 9/30/97              221.91                  319.57                     302.52                    $17.395
 12/31/97             228.26                  373.11                     398.01                    $22.885
-------------------------------------------------------------------------------------------------------------------
 3/31/98              260.03                  395.82                     417.91                    $24.030
 6/30/98              268.59                  386.00                     359.02                    $20.644
 9/30/98              241.92                  302.58                     283.39                    $16.295
 12/31/98             293.36                  344.79                     268.50                    $15.439
-------------------------------------------------------------------------------------------------------------------

                                           SOURCE: KEEFE, BRUYETTE & WOODS, INC.

401(K) PLAN

         The Bank has a defined contribution plan pursuant to Section 401(k) of the Internal Revenue Code for the benefit of its employees, including officers. Subject to certain eligibility requirements, the 40l(k) plan permits each participant to defer up to 15% of such participant's annual salary up to a maximum annual amount ($10,000 in calendar year 1998). The Bank does not make matching contributions to the plan. Federal income taxes on amounts allocated to a participating employee are deferred until such amounts are distributed to the participant.

RETIREMENT PLAN

         In addition to the foregoing, the Bank also provides a retirement plan for eligible employees through the Savings Banks Employees Retirement Association ("SBERA"), whose purpose is to enable participating savings banks to provide pension and other benefits for their employees.

         Each employee age 21 or older who has completed at least 1,000 hours of service in one consecutive twelve-month period beginning with such employee's date of employment automatically becomes a participant in the retirement plan. All participants become fully vested after three years of service or at age 62 if earlier.

         The retirement plan is a qualified defined benefit plan which does not require the employee to make any contribution to become a participant or to earn benefits under the plan. The benefits provided at age 65 to any participant are based on the average of the highest three consecutive years of compensation (including bonuses) for such participant (the "Average Compensation"). The benefits provided at age 65 are equal to 1.35% of the Average Compensation for each year of service with the Bank up to a maximum of 30 years, plus .6% of the excess of Average Compensation over Covered Compensation (as defined below) for the participant's age for each year of service with the Bank up to 30 years. Covered Compensation is the average of 35 years of social security taxable wages up to and including the year in which a participant reaches social security retirement age. Due to certain requirements of the Tax Reform Act of 1986, the Bank's retirement plan was modified, effective November 1, 1989. The prior plan calculated benefits using a different formula than the current plan. Participants who were employed by the Bank on November 1, 1989 and were participants in the plan prior to that date will receive the greater of the retirement benefit earned as of October 31, 1989 under the prior plan or the benefit earned by application of the new formula under the current plan.

         The following table is derived from information provided by SBERA and illustrates annual pension benefits for retirement at age 65 under the most advantageous plan provisions available for various levels of compensation and years of service. The figures in this table are based upon the assumption that the plan continues in its present form and certain other assumptions regarding social security benefits and compensation trends.

                        PROJECTED ANNUAL PENSION BENEFIT
                          BASED ON YEARS OF SERVICE(1)


       AVERAGE                10                  15                   20                   25                30 YEARS
    COMPENSATION             YEARS               YEARS                YEARS                YEARS              AND AFTER
    ------------            -------             -------             --------              -------            ----------
      $20,000               $2,700               $4,050              $5,400                $6,750             $8,100

       40,000                5,932                8,898              11,865                14,831             17,797

       60,000                9,832               14,748              19,665                24,581             29,497

       80,000               13,732               20,598              27,465                34,331             41,197

      100,000               17,632               26,448              35,265                44,081             52,897

      120,000               21,532               32,298              43,065                53,831             64,597

      125,000               22,507               33,761              45,015                56,268             67,522

      140,000               25,432               38,148              50,865                63,581             76,297

      150,000               27,382               41,073              54,765                68,456             82,147

      160,000 (2)           29,332               43,998              58,665                73,331             87,987


---------------

(1) The annual pension benefit is computed on the basis of a straight-line annuity and assumes retirement at age 65 between November 1, 1998 and October 31, 1999.

(2) Federal law does not permit defined benefit pension plans to recognize compensation in excess of $160,000.

         Normal retirement age under the plan is 65; a reduced early retirement benefit is payable from age 50 to 65 under certain conditions. The following table is derived from information provided by SBERA and sets forth estimated retirement benefits under the plan at normal retirement dates for the executive officers of the Company and the Bank named in the Summary Compensation Table, computed on the basis of their present salary levels.


                                                                                             ESTIMATED
                                                   YEARS OF CREDITED                      ANNUAL PENSION
NAME                                               SERVICE AT AGE 65                     BENEFIT AT AGE 65
-------------------                           ----------------------------        -------------------------------
James P. McDonough                                         29                             $  77,320
Mario A. Berlinghieri                                      20                                34,950
Robert M. Lallo                                            37                                53,885



TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

      The Company and the Bank have entered into special termination agreements with Messrs. McDonough, Berlinghieri, Lallo, Sylva and Tierney.

      The Agreements provide for severance payments if the officer's employment with the Company or the Bank is terminated within three years following a change in control of the Company (as defined in the agreements) under certain circumstances, including either (1) termination of the officer's employment by the Company or the Bank for any reason other than death, deliberate dishonesty with respect to the Company or any subsidiary or affiliate thereof or conviction of a crime involving moral turpitude, or (2) resignation by the officer subsequent to the occurrence of any of the following events: (a) a reduction in compensation, (b) a significant change in the officer's authority or responsibility, (c) a reasonable determination by the officer that he is unable to exercise his prior authority or responsibility as a result of such change in control or (d) the failure by the Company or the Bank to continue any material compensation, incentive, bonus or benefit plan (or provide an appropriate substitute plan) or the failure by the Company or the Bank to continue the officer's participation therein on a basis not materially less favorable as existed at the time of the change of control. In such event, the officer would receive a lump sum payment equal to approximately three times (in the case of Mr. Sylva, two times) the officer's average annual compensation (including bonuses) over the five years prior to the change in control. Notwithstanding the foregoing, if a Change of Control takes place after the second anniversary of the date on which Mr. Sylva's employment with the Bank commenced and a Terminating Event occurs within three (3) years after such Change in Control, the Employers shall pay to the Executive an amount equal to
(x) three times such "base amount" applicable to the Executive, less (y) One Dollar ($1.00), payable in one lump-sum payment on the date of termination.

SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT

      The Bank has entered into a Supplemental Executive Retirement Agreement and a related Split Dollar Agreement (collectively, the "SERP") with Mr. McDonough and is establishing a related insurance trust for the purpose of providing a supplemental retirement benefit to Mr. McDonough.

      The SERP provides that Mr. McDonough will be entitled to receive at age 65 an annual benefit equal to the difference between (i) the annual retirement benefit which would have been payable to Mr. McDonough under the Bank's SBERA retirement plan for employees (see above description) if his benefit calculation were to disregard the limits imposed by the Internal Revenue Code on (x) the maximum amount of compensation that may be taken into account by a SBERA retirement plan in determining retirement benefits and on (y) the amounts payable to certain participants by a retirement plan, and (ii) the actual annual retirement benefit payable to Mr. McDonough under the retirement plan. If Mr. McDonough's employment with the Bank is terminated other than for "cause" (as defined in the Agreement) prior to his attaining the age of 65, Mr. McDonough is entitled to receive an amount equal to the accruals previously made by the Bank or the Company with respect to the SERP benefit, subject to downward adjustment in certain limited circumstances. If within three years following a change in control (as defined in the agreement) Mr. McDonough's employment is terminated for other than cause or death or Mr. McDonough resigns following the failure of the Board of Directors to elect him to the office of President and Chief Executive Officer or his salary, benefits or scope of responsibility are reduced, Mr. McDonough is entitled to receive the benefit to which he would have been entitled had he resigned at age 65. If Mr. McDonough dies before age 65, his designated beneficiary is entitled to receive a benefit equal to three times Mr. McDonough's final compensation for the three calendar years (out of his final five calendar years of employment with the Bank) during which his compensation was the highest plus an amount equal to the accruals previously made by the Bank or the Company with respect to the SERP benefit.

EMPLOYEE STOCK OWNERSHIP PLAN

      The Bank established an Employee Stock Ownership Plan (the "ESOP"), effective as of November 1, 1985, for employees age 21 or older who have completed at least 1,000 hours of service with the Bank in a twelve-month period beginning with the employee's date of employment or any anniversary thereof.

      The ESOP is funded by contributions made in cash or stock. Cash contributions will generally be invested in Common Stock of the Company and stock contributions will be made in Common Stock of the Company. Benefits may be paid in shares of Common Stock or in cash, subject to the participant's right to require payment in shares.

      In November 1993, the ESOP entered into a loan agreement with the Bank pursuant to which the ESOP borrowed $570,000 to purchase 94,256 shares of Common Stock. The loan is to be repaid over seven years, with principal and interest (at a fixed rate of 8.5% per annum) payable quarterly. Shares purchased with loan proceeds are held in a suspense account for allocation among participants as the loan is paid. The loan is secured by the unallocated shares acquired by the ESOP and will be repaid with funds from contributions to the ESOP. The ESOP's purchases of additional shares of the Company's Common Stock (including reinvestment of cash dividends) will be and have been made through periodic purchases on the open market effected through a broker-dealer, subject to market conditions. The timing and price of the purchases are in the discretion of the ESOP trustee. An aggregate of 17,111 shares were allocated to participants for the plan year ended October 31, 1998.

      Contributions to the ESOP and shares released from the suspense account are allocated among participants on the basis of compensation (including bonuses). Benefits become 20% vested after three years of eligible service with an additional 20% becoming vested each year thereafter. Non-vested benefits that are forfeited are reallocated among remaining participants in the same manner as contributions. Benefits are payable upon retirement, death, disability or separation from service with the Bank. Dividends paid by the Company on allocated shares of Common Stock held in the ESOP may be paid directly to the participants in cash. The Bank's contributions to the ESOP are not fixed (although required to be in amounts at least sufficient to pay the principal and interest of the loan) so future benefits payable under the ESOP cannot be estimated.

      A Committee consisting of Lewis J. Paragona, Ida C. Frazier and Kristin McDaniel administers the ESOP. The trustee of the ESOP is currently James P. McDonough. Under the ESOP, the Committee is required to solicit instructions from the participants with respect to voting shares that have been allocated to such participants, and is required to follow such instructions in directing the trustee to vote such allocated shares. In addition, the trustee is required to vote shares which are held in the suspense account in the same proportion as the trustee is directed to vote those shares for which instructions are given. Upon the direction of the Committee, the trustee also exercises numerous other powers including the right to sell or otherwise dispose of Common Stock held by the ESOP.

CERTAIN TRANSACTIONS WITH MANAGEMENT AND OTHERS

      Certain of the Directors and officers of the Company and the Bank are at present, as in the past, customers of the Bank and have loans with the Bank in the ordinary course of business. Certain of the Directors of the Company and the Bank also are at present, as in the past, directors, officers or stockholders of corporations, trustees of trusts or members of partnerships which are customers of the Bank and which have loans with the Bank in the ordinary course of business. Such loan transactions with Directors and officers of the Company and the Bank and with such corporations, trusts and partnerships were on terms, including interest rates and collateral, substantially the same as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collectibility or present other features unfavorable to the Bank.

      The Bank is a party to a lease for office space located at 538 Bedford Street, Abington, Massachusetts, used for certain of the Bank's administrative offices. Northeast Terminal Associates, Limited, of which Dennis E. Barry and Joseph L. Barry, Jr. (who beneficially own more than 5% of the Company's Common Stock) are the principal beneficial owners, owns the property. All lease negotiations were conducted on an arms-length basis. Messrs. Barry did not participate in the Bank's decision to enter into the lease and received no fees in connection therewith. The lease extends until June 30, 1999, with an annual rent of $50,400.

      As a result of a competitive bid process, the Company purchases some of its insurance from J. H. Slattery Insurance Agency, Inc. of which James J. Slattery, a Director of the Company, is President. The Bank paid $139,279 to the insurance agency in 1996 for insurance premiums covering the three-year period ending November 1, 1999.

                             PRINCIPAL STOCKHOLDERS

      The following table sets forth certain information as of March 26, 1999 regarding each person known by the Company to own beneficially more than 5% of the Company's Common Stock, each Director and nominee for Director of the Company, each executive officer named in the Summary Compensation Table and all Directors and executive officers of the Company as a group.


                                                           AMOUNT AND NATURE OF
NAME                                                      BENEFICIAL OWNERSHIP (1)               PERCENT OF CLASS (2)
---------------                                     -----------------------------------      ----------------------------

     Dennis E. Barry and                                      356,000      (3)                           10.63%
     Joseph L. Barry, Jr.
       c/o Hallamore Motor
       Transportation, Inc.
       795 Plymouth Street
       Holbrook, MA  02343

     Cadence Capital Management                               211,300      (4)                            6.31
       Exchange Place
       53 State Street
       Boston, MA 02109

*    James P. McDonough                                       199,135      (5)                            5.74
       c/o Abington Savings Bank
       536 Washington Street
       Abington, MA 02351

     Dimensional Fund Advisors Inc.                           190,300      (6)                            5.69
       1299 Ocean Avenue
       Santa Monica, CA  90401

     Joel S. Geller                                           133,441      (7) (8)                        3.96
*    Wayne P. Smith                                            66,153      (7) (9)                        1.97
*    James J. Slattery                                         65,978      (7) (10)                       1.96
     Bruce G. Atwood                                           32,810      (7) (11)                        .98
*    Gordon N. Sanderson                                       32,121      (7) (12)                        .95
     William F. Borhek                                         30,836      (7) (13)                        .91
     Rodney D. Henrikson                                       26,493      (7) (14)                        .78
     Jay Timothy Noonan                                        22,936     (15)                             .68
     Ralph B. Carver, Jr.                                      22,238     (16)                             .66
     A. Stanley Littlefield                                    20,500      (7) (17)                        .60
     Mario A. Berlinghieri                                     16,994     (18)                             .50
     Robert M. Lallo                                           11,660     (19)                             .34

     All Directors and executive
       officers as a group (15 persons)                       693,185     (20)                           19.00


---------------

*  Nominee for Director

   footnotes on next page

(1) Except as otherwise noted, all persons and entities have sole voting and investment power over their shares. All amounts shown in this column include shares obtainable upon exercise of stock options exercisable within 60 days of the date of this table (referred to herein as "currently exercisable options").

(2)  Calculated based on outstanding shares of Common Stock on March 26, 1999.

(3) The Bank received a report on Schedule 13D, Amendment No. 3, dated February 22, 1990, as filed with the FDIC, stating that (i) Dennis E. Barry owns 169,500 shares as to which he has sole voting and dispositive power, (ii) Joseph L. Barry, Jr. owns 169,500 shares as to which he has sole voting and dispositive power, and (iii) Dennis E. Barry and Joseph L. Barry, Jr. jointly own 25,000 shares as to which they have shared voting and dispositive power. The Schedule 13D indicated that Messrs. Barry were each describing a relationship with other persons but were not affirming the existence of a group. Nevertheless, the Company believes that Dennis E. Barry and Joseph L. Barry, Jr. may constitute a "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934 and that such group may be deemed to be the beneficial owner of the shares set forth in this table.

(4) Information about Cadence's ownership is based on a Form 13-F filed with the Securities and Exchange Commission by PIMCO Advisors L.P. for the quarter ended December 31, 1998. The Company believes that PIMCO Advisors L.P. is a limited partnership of which Cadence Capital Management is a subpartnership.

(5) Includes 120,000 shares subject to currently exercisable options, 13,730 shares held in his self-directed IRA, 47,293 shares owned jointly with his wife and 2,274 shares owned by his wife in a self-directed IRA. Also includes 518 shares held by Mr. McDonough as custodian for one of his two children and 518 shares held by his wife as custodian for one of his two children (1,036 shares total). Mr. McDonough disclaims beneficial ownership of the shares owned directly by his wife. Also includes 12,607 shares held by the ESOP as to which Mr. McDonough has the power to direct the voting. Does not include 10,000 shares subject to options which are not exercisable until the fair market value (as defined in the option agreement) of the Common Stock is at least $24.90 for a period of 30 consecutive business days, and 10,000 shares subject to options which are not exercisable until the fair market value (as defined in the option agreement) of the Common Stock is at least $16.20 for a period of 30 consecutive business days.

(6) The Bank received a report on Schedule 13G, dated February 11, 1999, as filed with the SEC, stating that Dimensional Fund Advisors Inc. (the "Fund") is the beneficial owner of 190,300 shares, of which it has sole voting power and sole dispositive power with respect to all 190,300 shares. The Schedule 13G states that all of the shares reported in the Schedule are owned by advisory clients of the Fund. The Fund disclaims beneficial ownership of all such shares.

(7) Includes 17,500 shares subject to currently exercisable options. Does not include 2,000 shares subject to options which are not exercisable until the fair market value (as defined in the option agreement) of the Common Stock is at least $24.90 for a period of 30 consecutive business days, and 2,000 shares subject to options which are not exercisable until the fair market value (as defined in the option agreement) of the Common Stock is at least $16.20 for a period of 30 consecutive business days.

(8) Includes 2,000 shares owned jointly with his mother, 6,000 shares owned jointly with his wife, 3,568 shares owned directly by his wife, 1,688 shares owned by his son, 2,228 shares owned by his daughter, and 83,026 shares owned by a partnership in which Mr. Geller is a partner. Also includes 431 shares which have been accrued under the Abington Bancorp, Inc. Deferred Compensation Plan for Directors (the "Deferred Compensation Plan"). Mr. Geller disclaims beneficial ownership of the 3,568 shares owned directly by his wife and the shares owned by his son and daughter.

(9) Includes 20,867 shares owned by his wife. Also includes 276 shares which have been accrued under the Deferred Compensation Plan. Mr. Smith disclaims beneficial ownership of the shares owned by his wife.

(10) Includes 5,708 shares held in his IRA, 4,000 shares held as custodian for each of two daughters (8,000 shares total), 1,800 shares held as custodian for his daughter, 4,040 held as custodian for his son, 200 shares owned by his wife, 1,624 shares held in his wife's IRA, 100 shares held by his wife as custodian for his son and 12,825 shares owned by a corporation of which he is a principal owner. Also includes 431 shares which have been accrued under the Deferred Compensation Plan. Mr. Slattery disclaims beneficial ownership of the shares held on behalf of his children and the shares owned by his wife.

(11) Includes 10,618 shares owned by his wife. Also includes 450 shares which have been accrued under the Deferred Compensation Plan. Mr. Atwood disclaims beneficial ownership of the shares owned by his wife.

(12) Includes 14,621 shares owned through a realty trust.

(13) Includes 10,842 shares owned jointly with his wife and 2,124 shares owned by his wife. Also includes 275 shares which have been accrued under the Deferred Compensation Plan. Mr. Borhek disclaims beneficial ownership of the shares owned directly by his wife.

(14) Includes 4,916 shares owned by a corporation in which Mr. Henrikson is an officer, director and stockholder. Also includes 1,833 shares held in his self-directed IRA and 1,833 shares held by his wife in a self-directed IRA.

(15) Includes 6,000 shares subject to currently exercisable options, 294 shares which have been accrued under the Deferred Compensation Plan and 2,142 shares representing a 20% beneficial ownership interest in a family trust (over which Mr. Noonan does not exercise voting or investment authority). Does not include 2,000 shares subject to options which are not exercisable until the fair market value (as defined in the option agreement) of the Common Stock is at least $24.90 for a period of 30 consecutive business days, and 2,000 shares subject to options which are not exercisable until the fair market value (as defined in the option agreement) of the Common Stock is at least $16.20 for a period of 30 consecutive business days.

(16) Includes 1,500 shares subject to currently exercisable options and 16,000 shares owned jointly with his wife. Also includes 238 shares which have been accrued under the Deferred Compensation Plan. Does not include 2,000 shares subject to options which are not exercisable until the fair market value (as defined in the option agreement) of the Common Stock is at least $24.90 for a period of 30 consecutive business days, and 2,000 shares subject to options which are not exercisable until the fair market value (as defined in the option agreement) of the Common Stock is at least $16.20 for a period of 30 consecutive business days.

(17) Includes 1,000 shares owned jointly with his wife.

(18) Includes 204 shares owned jointly with his wife and 8,975 shares held in his self-directed IRA. Also includes 6,000 shares subject to currently exercisable options and 900 shares held by the ESOP as to which Mr. Berlinghieri has the power to direct voting. Does not include 7,000 shares subject to options which are not exercisable until the fair market value (as defined in the option agreement) of the Common Stock is at least $24.90 for a period of 30 consecutive business days, and 7,000 shares subject to options which are not exercisable until the fair market value (as defined in the option agreement) of the Common Stock is at least $16.20 for a period of 30 consecutive business days.

(19) Includes 1,654 shares held in his self-directed IRA and 1,600 shares owned jointly with his wife. Also includes 5,424 shares subject to currently exercisable options and 2,117 shares held by the ESOP as to which Mr. Lallo has the power to direct voting. Does not include 7,000 shares subject to options which are not exercisable until the fair market value (as defined in the option agreement) of the Common Stock is at least $24.90 for a period of 30 consecutive business days, and 7,000 shares subject to options which are not exercisable until the fair market value (as defined in the option agreement) of the Common Stock is at least $16.20 for a period of 30 consecutive business days.

(20) Includes 292,344 shares subject to currently exercisable options. Also includes 15,610 shares held by the ESOP as to which executive officers of the Company have the power to direct the voting. Does not include 44,000 shares subject to options which are not exercisable until the fair market value (as defined in the option agreement) of the Common Stock is at least $24.90 for a period of 30 consecutive business days, and 48,083 shares subject to options which are not exercisable until the fair market value (as defined in the option agreement) of the Common Stock is at least $16.20 for a period of 30 consecutive business days.

                        COMPLIANCE WITH SECTION 16(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       During 1998, the Company was subject to Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which requires the Company's officers and Directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Directors and greater-than-10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

       Based solely on its review of the copies of Forms 3, 4 and 5 furnished to the Company during and with respect to 1998, or written representations that no Forms 5 were required, the Company believes that all Section 16(a) filing requirements applicable to the Company's and the Bank's officers, Directors and greater-than-10% beneficial owners were complied with during 1998, except that the Company has recently learned that Mr. Noonan did not timely report the transfer of Company common stock by his parents to a family trust in which Mr. Noonan is a beneficiary.

                         INFORMATION CONCERNING AUDITORS

       The Board of Directors has selected Arthur Andersen LLP to audit the Company's financial statements for the current fiscal year. That firm also served as the auditors for the Company during the past fiscal year. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

                                  SOLICITATION

       Brokers, banks and other nominees will be reimbursed for out-of-pocket expenses and other reasonable clerical expenses incurred in obtaining instructions from beneficial owners of Common Stock. In addition to the solicitation by mail, solicitations of proxies may be made personally or by telephone by Directors, officers and certain employees of the Company.

                       SUBMISSION OF STOCKHOLDER PROPOSALS
                             FOR 2000 ANNUAL MEETING

       In order to be included in proxy materials for the 2000 annual meeting of stockholders or special meeting in lieu thereof, qualifying stockholder proposals must be delivered to the Company at its principal executive offices on or before January 13, 2000. Any such proposal should be mailed to: Clerk, Abington Bancorp, Inc. 536 Washington Street, Abington, Massachusetts 02351. If the date of the next annual meeting is subsequently changed by more than 30 calendar days from the date of this year's Annual Meeting, the Company will, in a timely manner, inform its stockholders of such change and the date by which proposals of stockholders must be received.

       In addition, the Company's By-laws set forth certain procedural requirements, including a notice requirement, that apply to stockholders wishing to nominate a Director or propose an item of business for consideration at the scheduled annual meeting or special meeting in lieu thereof.

                                  MISCELLANEOUS

       The Board was not aware, a reasonable time before mailing this Proxy Statement to stockholders, of any business that may properly be presented at the Annual Meeting, other than the matters specifically listed in the Notice of Annual Meeting of Stockholders. However, if any further business is properly presented, the persons present will have discretionary authority to vote the shares they own or represent by proxy in accordance with their judgment.

|X|      PLEASE MARK VOTES AS IN THIS EXAMPLE

                                 REVOCABLE PROXY
                             ABINGTON BANCORP, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                       THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 18, 1999


         The undersigned stockholder of Abington Bancorp, Inc. (the "Company") hereby appoints James P. McDonough, Robert M. Lallo and Lewis J. Paragona, and each or any of them, proxies, with full power of substitution to each and to each substitute appointed pursuant to such power, of the undersigned to vote all shares of stock of the Company which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Tuesday, May 18, 1999, and at any and all adjournments thereof, with all powers the undersigned would possess if personally present. The proxies are authorized to vote as indicated herein upon the matters set forth herein and in their discretion upon all other matters which may properly come before said Meeting.

Please be sure to sign and date Date this Proxy in the box below.
--------------------------------------------------------------------------------


-------- Stockholder sign above ---------- Co-holder (if any) sign above ------

                                                          With-    For All
                                                 For       hold     Except
1. Election of Directors                         /_/      /_/      /_/

         JAMES P. MCDONOUGH                      JAMES J. SLATTERY
         GORDON N. SANDERSON                     WAYNE P. SMITH

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
NOMINEE, MARK "FOR ALL EXCEPT" AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

--------------------------------------------------------------------------------

         The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of the Annual Meeting of Stockholders and Proxy Statement for said Meeting and hereby revokes all proxies, if any, heretofore given by him to others for said Meeting.

         If this proxy is properly executed and returned, the shares represented hereby will be voted. If a choice is specified hereof by the stockholder with respect to any matter to be acted upon, the shares will be voted upon such matter in accordance with specification so made. IN THE ABSENCE OF ANY SPECIFICATION, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

         Please sign this proxy exactly as your name appears on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, the signature should be that of an authorized officer who should state his or her title.

DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE
PROVIDED.

                             ABINGTON BANCORP, INC.

Dear Stockholder:

         Please take note of the important Company information enclosed with this proxy card. There are a number of issues related to the management and operation of the Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

         Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

         Please mark the boxes on the proxy card above to indicate how your shares shall be voted. Then sign the card, detach it (except if filled out below) and return your proxy in the enclosed postage-paid envelope.

         Your vote must be received prior to the Annual Meeting of Stockholders, to be held on Tuesday, May 18, 1999.

         Thank you in advance for your prompt consideration of these matters. Sincerely,

Abington Bancorp, Inc.            Mark box at right if comments or
                                  address change have been noted below.    [  ]

HAS YOUR ADDRESS CHANGED?               DO YOU HAVE ANY COMMENTS?

-----------------------------           -------------------------------------
-----------------------------           -------------------------------------
-----------------------------           -------------------------------------


PLEASE VOTE, DATE, AND SIGN ABOVE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.